NEWS RELEASE

                                                  FOR IMMEDIATE RELEASE
                                                  ---------------------

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:                               Media Inquiries:
------------------                                ---------------
Michael Gorin                                     Andrew Merrill, David Pitts
President and Chief Financial Officer             The Abernathy MacGregor Group
(516) 694-6700                                    (212) 371-5999


                              AEROFLEX INCORPORATED
               REPORTS THIRD QUARTER FISCAL 2003 OPERATING RESULTS

              SALES INCREASED 48% FROM PRIOR YEAR TO $74.9 MILLION
      INCOME FROM CONTINUING OPERATIONS OF $2.9 MILLION OR $ .05 PER SHARE


PLAINVIEW, NEW YORK, May 7, 2003 -- Aeroflex Incorporated (Nasdaq Symbol: ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its third quarter ended March 31, 2003.

Net sales for the third quarter ended March 31, 2003 were $74,942,000 compared with $50,571,000 for the same period of last year, representing an increase of 48% and $71,764,000 for the second quarter ended December 31, 2002, a sequential increase of over 4%. The Company reported income from continuing operations for the third quarter ended March 31, 2003 of $2,925,000, or $.05 per diluted share, versus a loss from continuing operations of $(1,013,000), ($.02) per share, in 2002 and income from continuing operations of $1,684,000, or $.03 per share, in the second quarter. The loss from continuing operations for the third quarter of 2002 included a $5,050,000 charge ($3,350,000, net of tax) or $.06 per diluted share, for the closing of the Company's Richardson, Texas facility.

Net sales for the nine months ended March 31, 2003 were $213,139,000 compared with $135,875,000 for the same period last year, which represents an increase of 57%. The Company reported income from continuing operations for the nine months ended March 31, 2003 of $5,483,000, $.09 per diluted share, versus $474,000, $.01 per diluted share, in 2002. Last year's income from continuing operations included a $5,050,000 charge ($3,350,000, net of tax) or $.06 per diluted share for the Texas facility closing.

"We are pleased to report another quarter of sequential sales growth, expanding gross margins and improved operating margins, despite continuing worldwide lethargic business conditions," said Michael Gorin, President. "In our third quarter, sales increased 4.4% sequentially, gross profit margins expanded to 39.7% of sales and operating income reached 5.9% of sales. We remain confident that our business model is sound and that we are well positioned to take advantage of business conditions as they improve."

Fourth Quarter Fiscal 2003 Business Outlook

Our estimate of operating results for the June 2003 quarter is as follows:

        o Sales are expected to increase sequentially approximately 5%.

        o Gross profit margins are expected to be approximately 39%.

        o Operating expenses are expected to decline as a percentage of sales to approximately 32% to 32 1/2%.

        o Using an income tax rate of 34% and a share count of 61 million shares, we anticipate earnings per diluted share of $.06.

Our conference call discussing third quarter results is scheduled for 9:00 a.m. (New York time) on May 8, 2003 and can be accessed by dialing 1-800-230-1059 in the United States and by dialing 612-288-0329 outside of the United States. There will be a replay of the conference call starting at 12:30 p.m. (New York time) on May 8, 2003 and ending at 11:59 p.m. (New York time) on May 15, 2003. The replay can be accessed by dialing 1-800-475-6701 within the United States and by dialing 320-365-3844 outside of the United States. The access code for both telephone numbers is 681036. The replay will also be available for twelve months on the Company's website at www.aeroflex.com. In conjunction with this conference call, the Company has also posted on its website certain financial information on its third quarter results.

About Aeroflex

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of the business of IFR Systems with Aeroflex, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                   For the Nine Months Ended

                                              3/31/03                   3/31/02
                                            (Unaudited)

Net sales                                     $  213,139              $ 135,875
  Cost of sales                                  131,343                 87,453
                                               ---------              ---------
Gross profit                                      81,796                 48,422
  Selling, general and administrative
    costs                                         50,003                 33,229
  Research and development costs                  22,751                 14,965
                                               ---------              ---------
Operating income                                   9,042                    228
  Interest and other expense
    (income), net                                    739                   (528)
                                               ---------              ---------
Income before income taxes                         8,303                    756
  Provision for income taxes                       2,820                    282
                                               ---------              ---------
Income from continuing operations                  5,483                    474
                                               ---------              ---------
Discontinued operations
  Loss from discontinued operations,
    net of tax                                       404                  1,485
  Loss on abandonment of operations,
    net of tax                                     1,734                      -
                                               ---------              ---------
  Total loss from discontinued operations,
    net of tax                                     2,138                  1,485
                                               ---------              ---------
Net income (loss)                              $   3,345              $  (1,011)
                                               =========              =========
Income (loss) per share:
  Basic
    Continuing operations                          $ .09                 $  .01
    Discontinued operations                         (.03)                  (.03)
                                                   -----                 ------
    Net income (loss)                              $ .06                 $ (.02)
                                                   =====                 ======

  Diluted
    Continuing operations                          $ .09                 $  .01
    Discontinued operations                         (.03)                  (.03)
                                                   -----                  ------
    Net income (loss)                              $ .06                 $ (.02)
                                                   =====                  ======

Weighted average number of shares
  outstanding - Basic                             60,180                 59,926
                                                 =======                =======
              - Diluted                           60,739                 61,992
                                                 =======                =======

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                   For the Quarter Ended

                                                  3/31/03              3/31/02
                                                (Unaudited)

Net sales                                        $ 74,942            $  50,571
  Cost of sales                                    45,208               32,314
                                                ---------            ---------
Gross profit                                       29,734               18,257
  Selling, general and administrative
    costs                                          17,540               13,951
  Research and development costs                    7,757                5,901
                                                ---------            ---------
Operating income (loss)                             4,437               (1,595)
  Interest and other expense
    (income), net                                      17                  (99)
                                                ---------            ---------
Income (loss) before income taxes                   4,420               (1,496)
  Provision (benefit) for income taxes              1,495                 (483)
                                                ---------            ---------
Income (loss) from continuing operations            2,925               (1,013)
                                                ---------            ---------
Discontinued operations
  Loss from discontinued operations,
    net of tax                                          8                  616
  Loss on abandonment of operations,
    net of tax                                          -                    -
                                                ---------            ---------
  Total loss from discontinued operations,
    net of tax                                          8                  616
                                                ---------            ---------
Net income (loss)                               $   2,917            $  (1,629)
                                                =========            =========

Income (loss) per common share:
  Basic
    Continuing operations                           $ .05                $(.02)
    Discontinued operations                             -                 (.01)
                                                    -----                -----
    Net income (loss)                               $ .05                $(.03)
                                                    =====                =====

  Diluted
    Continuing operations                           $ .05                $(.02)
    Discontinued operations                             -                 (.01)
                                                    -----                -----
    Net income (loss)                               $ .05                $(.03)
                                                    =====                =====

Weighted Average Number of Shares
  Outstanding - Basic                              60,229               60,088
                                                 ========              =======
              - Diluted                            60,831               60,088
                                                 ========              =======

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                  March 31,            June 30,
                                                    2003                 2002
                                                 ----------          -----------
                                                 (Unaudited)
                                                         (In thousands)
ASSETS
Current assets:
    Cash and cash equivalent                     $  42,705            $  38,559
    Accounts receivable, less allowance for
      doubtful accounts                             64,053               63,384
    Income taxes receivable                            870                4,432
    Inventories                                     74,456               72,040
  Deferred income taxes                             12,956               12,259
  Assets of discontinued operations                      -                1,367
  Prepaid expenses and other current assets          6,796                3,360
                                                 ---------            ---------
       Total current assets                        201,836              195,401

Property, plant and equipment, net                  68,817               73,473
Intangible assets with definite lives, net          15,778               17,815
Goodwill                                            22,476               20,179
Deferred income taxes                                  867                2,477
Other assets                                        11,636                9,120
                                                 ---------            ---------
      Total assets                               $ 321,410            $ 318,465
                                                 =========            =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt              $   1,844            $   2,171
  Accounts payable                                  16,490               18,356
  Advance payments by customers                      2,816                1,775
  Liabilities of discontinued operations             1,074                  366
  Accrued expenses and other current liabilities    24,130               26,637
                                                 ---------            ---------
    Total current liabilities                       46,354               49,305

Long-term debt                                      11,603               12,638
Other long-term liabilities                          8,348                7,040
                                                 ---------            ---------
    Total liabilities                               66,305               68,983
                                                 ---------            ---------

Stockholders' equity:
  Preferred Stock, par value $.10 per share;
    authorized 1,000,000 shares:
     Series A Junior Participating Preferred
     Stock, par value $.10 per share,
     authorized 110,000; none issued                     -                    -
  Common Stock, par value $.10 per share;
    authorized 110,000,000 shares; issued
    60,117,000 and 60,006,000 shares                 6,012                6,001
  Additional paid-in capital                       222,921              222,351
  Accumulated other comprehensive income             3,578                1,881
  Retained earnings                                 22,608               19,263
                                                 ---------            ---------
                                                   255,119              249,496

  Less:  Treasury stock, at cost (4,000 shares)         14                   14
                                                 ---------            ---------

    Total stockholders' equity                     255,105              249,482
                                                 ---------            ---------

    Total liabilities and stockholders' equity   $ 321,410           $  318,465
                                                 =========           ==========